QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2003

SOUNDVIEW TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other jurisdiction of Incorporation or Organization)	000-26225 Commission File Number	13-3900397 (I.R.S. Employer Identification Number)
1700 East Putnam Avenue, Old Greenwich, CT 06870 (Address of Principal Executive Offices) (Zip Code)
(203) 321-7000 (Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

        SoundView Technology Group, Inc. (the "Company") announced that the Board of Directors has elected Patricia W. Chadwick as a director of the Company for a term expiring in 2004. Ms. Chadwick is the founder and president of Ravengate Partners LLC, a Greenwich, CT-based advisor in financial markets and the global macro economy. Ms. Chadwick will take the seat vacated by John H. N. Fisher, who resigned from the Company's Board effective June 19, 2003.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Press release issued by SoundView Technology Group, Inc. on June 25, 2003

Item 9. Regulation FD Disclosure

        This current report on Form 8-K includes as an exhibit a press release, dated June 25, 2003, in which SoundView Technology Group, Inc. announced that the Board of Directors has elected Patricia W. Chadwick as a director of the Company for a term expiring in 2004. Ms. Chadwick is the founder and president of Ravengate Partners LLC, a Greenwich, CT-based advisor in financial markets and the global macro economy. Ms. Chadwick will take the seat vacated by John H. N. Fisher, who resigned from the Company's Board effective June 19, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUNDVIEW TECHNOLOGY GROUP, INC.
Dated: June 27, 2003	By:	/s/ GERARD P. MAUS Gerard P. Maus Chief Financial and Administrative Officer

EXHIBIT INDEX

99.1	Press release issued by SoundView Technology Group, Inc. on June 25, 2003.

QuickLinks

SIGNATURE
EXHIBIT INDEX